As filed with the Securities and Exchange Commission on July 20, 2007
Registration No. 333-124881

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Petroleum Geo-Services ASA
(Exact name of registrant as specified in its charter)

Kingdom of Norway (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

Strandveien 4 N-1366 Lysaker, Norway	N/A (Zip code)

TOP 10 SHARE BONUS PLAN
GROUP 50 SHARE BONUS PLAN
GROUP 70 SHARE BONUS PLAN
(Full title of each plan)

James E. Brasher
Vice President and Senior Legal Counsel
Petroleum Geo-Services, Inc.
15150 Memorial Drive
Houston, Texas 77079
(Name and address of agent for service)
(281) 509-8000
(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX

EXPLANATORY NOTE
     On May 13, 2005, Petroleum Geo-Services ASA filed a registration statement on Form S-8 (Registration No. 333-124881) (the “Registration Statement”) to register the offering of US$12,500,000 aggregate initial offering price of American Depositary Shares, each representing one ordinary share (the “ADSs”), and ordinary shares (the “Shares”), for issuance pursuant to its (a) Top 10 Share Bonus Plan, (b) Group 50 Share Bonus Plan and (c) Group 70 Share Bonus Plan.
     Petroleum Geo-Services ASA is filing this Post-Effective Amendment No. 1 to remove from registration the Shares that remain unissued under the Registration Statement.

2

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Petroleum Geo-Services ASA certifies that it has reasonable grounds to believe that all the requirements for filing on Form S-8 are met and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in Lysaker, Kingdom of Norway, on July 20, 2007.

PETROLEUM GEO-SERVICES ASA

By:	/s/ Gottfred Langseth

Gottfred Langseth
Senior Vice President and Chief
Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on July 20, 2007.

* Jens Ulltveit-Moe	Chairman

* Svein Rennemo	President and Chief Executive Officer (Principal Executive Officer)

/s/ Gottfred Langseth Gottfred Langseth	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Christin Steen-Nilsen	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Harald Norvik	Director

* Francis Gugen	Director

* Holly Van Deursen	Director

* Wenche Kjølås	Director

* Siri Beate Hatlen	Director

* Dan Piette	Director

By:	/s/ Gottfred Langseth
Gottfred Langseth
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number		Document Description
24	—	Powers of Attorney (incorporated by reference to Exhibit 24 to the Post-Effective Amendment of Petroleum Geo-Services ASA, PGS Trust II and PGS Trust III on Form F-3, Registration Nos. 333-90379, 333-90379-01 and 333-90379-02)